Exhibit 99.1

Dominari Holdings Inc. Announces $13.5 Million Registered Direct and Private Placement Offerings Priced At-The-Market Under Nasdaq Rules and

Declares Special Cash Dividend

NEW YORK CITY / ACCESSWIRE / February 11, 2025 / Dominari Holdings Inc. (Nasdaq: DOMH) (the “Company” or “Dominari”) today announced that it has entered into definitive securities purchase agreements with certain investors for 1,439,467 shares of its common stock, Series A warrants (“Series A Warrants”) to purchase up to 1,439,467 shares of common stock and Series B warrants (“Series B Warrants”, together with the Series A Warrants, the “Warrants”) to purchase up to 1,439,467 shares of common stock at a combined purchase price of $3.47 per share and accompanying Warrants in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement, Dominari also agreed to issue and sell 2,436,587 shares of common stock, Series A Warrants to purchase up to 2,436,587 shares of common stock and Series B Warrants to purchase up to 2,436,587 shares of common stock at the same purchase price as in the registered direct offering. The Series A Warrants will be exercisable immediately upon issuance at an exercise price of $3.72 per share and will expire five years from the date of issuance. The Series B Warrants will be exercisable immediately upon issuance at an exercise price of $4.22 per share and will expire five years from the date of issuance. The closing of the registered direct offering and the private placement is expected to occur on or about February 11, 2025, subject to the satisfaction of customary closing conditions.

Additionally, the Company announced today that its board of directors has declared a special cash dividend of $4 million in the aggregate to stockholders of record as of the close of business on February 24, 2025.

The gross proceeds to the Company are expected to be approximately $13.5 million, before deducting fees and other offering expenses, and includes participation from certain of the Company’s executive officers, directors and members of its advisory board. The Company currently intends to use the net proceeds from the offerings for working capital and general corporate purposes and the payment of the above-referenced cash dividend.

The shares of common stock issued in the registered direct offering (but excluding the unregistered shares of common stock, the Warrants and the shares of common stock underlying the Warrants issued in the private placement) are being offered by Dominari pursuant to a “shelf” registration statement on Form S-3 (File No. 333-283804) previously filed with the U.S. Securities and Exchange Commission (“SEC”) on December 13, 2024, and declared effective by the SEC on December 23, 2024. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

The unregistered shares of common stock and the Warrants issued in the private placement were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying such Warrants, have not been registered under the Act or applicable state securities laws. Accordingly, the unregistered shares, the Warrants, and the shares of common stock underlying the Warrants issued in the private placement may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered shares of common stock and the shares issuable upon exercise of the Warrants issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Dominari Holdings Inc.

The Company is a holding company that, through its various subsidiaries, is currently engaged in wealth management, investment banking, sales and trading and asset management.  In addition to capital investment, Dominari provides management support to the executive teams of its subsidiaries, helping them to operate efficiently and reduce cost under a streamlined infrastructure. In addition to organic growth, the Company seeks opportunities outside of its current business to enhance stockholder value, including in the AI and Data Center sector.

Forward-Looking Statements:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “feels,” “seeks,” “forecasts,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could” or “would” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our ability to consummate the closing of the offerings when intended and the intended use of proceeds, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures, the Company’s potential entry into the AI and data center sector, and the industries in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made in light of the information currently available to us, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law. For additional factors that could cause our actual results to differ materially from the forward-looking statements, please refer to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.

Contacts:

Dominari Holdings Inc.

https://www.dominariholdings.com/

Investor Relations

Hayden IR

Brett Maas, Managing Partner

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com